Exhibit 99.1

January 24, 2020

Dear Fellow Real Estate Investors:

Happy (belated) new year! It is hard to believe that we are already three weeks into 2020; time waits on no one. I hope this message finds you and your loved ones well. I am writing to each of you today to share exciting news:

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Transformative Transaction – On December 31, 2019, RW Holdings NNN REIT (“NNN REIT”) and Rich Uncles Real Estate Investment Trust I (“REIT I”) successfully merged together and, in turn, acquired the Rich Uncles fintech platform. The combination of the three businesses creates an entirely new self-managed company with an even stronger balance sheet and more diversified portfolio. We reopened our public offering on January 2, 2020, and now, you own an entire business that was previously owned by three separate groups of investors. You own something special and we look forward to unveiling more special news in the coming months.

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20/20 Vision in 2020 – Many of you have told me you love earning a monthly distribution and avoiding the daily volatility of the stock market. I am pleased to inform you that NNN REIT has declared distributions for the entire year – giving you the clarity you seek. In 2020, every share you own will receive $0.70 in distributions over the entire year (your aggregate distributions would be even more if you reinvest the distributions each month). 1,000 shares earns $700 in distributions over the year – your hard-earned money working hard for you. This distribution compares quite favorably to our peers and other similar investment choices. Additionally, NNN REIT’s net asset value per share (i.e. “NAV” or “share price”) is being calculated by independent valuation agents now and will be published in the next week. As a reminder, given our transformative transaction, our company’s value is tied to the real estate PLUS the fintech platform. With a distribution and NAV set for the entire year, many of you have indicated that you will be adding to your investment.

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Unique Opportunity – As we look ahead, please anticipate future exciting announcements to include new investment opportunities as well as improvements to our client and investment reporting. As the company charges ahead to tackle its goals of acquiring more properties and making real estate investing available to everyone, we think it is important to recognize that each of you are founding investors in this new company, and that the shares you own, in reality, are “Founder’s Shares”. Your Founder’s Shares are unique, we believe unlike any other, and the company has decided to limit their supply. In the coming months, we plan to stop offering this share class. You, as well as your family and friends, all have the opportunity to own this special share class now and until we stop offering it. When we stop offering this “founder’s” share class, we intend to offer new investors a different investment opportunity with a lower distribution rate. If you wish to increase your investment, now is the time to do so. If you are thinking about redeeming, then know that a future investment in this share class will not be available once we stop offering it. All investors, now and later, will continue to have full access to the ability to reinvest dividends via the Distribution Reinvestment Plan (DRP) and redeem shares via the Share Repurchase Program (SRP). Time and opportunity wait for no one, so we hope you will consider an additional investment in the company. Click here for a link to the prospectus: https://www.sec.gov/Archives/edgar/data/1645873/000114036119023122/nt10005285x6_424b3.htm; https://www.sec.gov/Archives/edgar/data/1645873/000114036119023500/nt10005285x11_424b3.htm

As we reflect on 2019, I wish to personally thank each of you for your patience and your vote of confidence. Significant positive change comes with hard work, and we value that you appreciate all the hard work that goes into tending to your investments. I hope you begin to feel the excitement that I feel every day. I, and our whole team, look forward to serving you in 2020 and beyond!

Sincerely,

/s/ AARON S. HALFACRE

Aaron S. Halfacre, CFA, CAIA
Chief Executive Officer and Fellow Investor

Forward-Looking Statements

Certain statements contained herein, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). NNN REIT intends for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act, Section 21E of the Exchange Act and other applicable law. Such statements include, in particular, statements about the payment of future distributions (which NNN REIT notes are subject to a subsequent determination by an authorized officer that after giving effect to each distribution, NNN REIT will be able to pay its debts as they become due in the usual course of business and NNN REIT’s assets will not be less than the sum of its total liabilities), new investment opportunities and improvements to client and investment reporting. Therefore, such statements are not guarantees of future results and are subject to risks, uncertainties and other factors, some of which are beyond NNN REIT’s control, are difficult to predict and could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Accordingly, NNN REIT makes no representation or warranty, express or implied, about the accuracy of any such forward-looking statements contained hereunder. Except as otherwise required by federal securities laws, NNN REIT undertakes no obligation to update or revise any forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, whether as a result of new information, future events or otherwise.